News Release

Mattson Technology Contact William Turner Mattson Technology, Inc. tel 510-492-6241 fax 510-492-5963 Bill.Turner@mattson.com

Mattson Technology, Inc. Updates 2007 Third Quarter Guidance

FREMONT, Calif., Sept. 26 /PRNewswire-FirstCall/ -- Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced updated guidance for the third quarter of 2007.

Based on preliminary information, new order bookings for the third quarter ending September 30, 2007 are expected to be 30 to 40 percent below previous quarter's bookings of $71 million. Revenue for the third quarter is expected to be within 5 percent of the lower end of previous guidance of $60 million to $65 million. Gross margins are expected to be within previous guidance of 41 to 43 percent. Earnings per diluted share are expected to be within previous guidance of $0.05 to $0.07.

"Third quarter bookings have been weaker than expected due to a slowdown in memory spending," said David L. Dutton, chief executive officer for Mattson Technology.

"The fundamentals of our business remain very healthy, and we are well positioned for growth. Our Suprema strip system has achieved process tool of record at more customer accounts, and we have continued to hold this status everywhere once we have achieved it. We believe that our thermal business is gaining share, particularly in the memory segment. Finally, our new business initiatives in etch and millisecond anneal remain on schedule and are expected to be the main drivers for the company's growth. Mattson's cyclically flexible enterprise business model allows us to maintain profitability even during slower periods, and this has helped us maintain stability and continue our investment in the future," concluded Dutton.

The company will release third quarter earnings after the market close on Wednesday, October 24, 2007. The company will hold a conference call on Wednesday, October 24, 2007 beginning at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time. The call will be available to all interested listeners via an audio webcast that can be accessed through Mattson's website http://www.mattson.com under the Investors section. A replay of the conference call will be available on Mattson's website for one week following the live broadcast.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding the company's future prospects, including, but not limited to: anticipated market share, bookings, revenue, earnings per share and margins, and expectations for spending and profitability in future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the company's products; customer acceptance of delivered products and the company's ability to collect amounts due upon shipment and upon acceptance; the company's ability to timely manufacture, deliver and support ordered products; the company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the company's competitors; the company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for this quarter are preliminary and subject to adjustment. The company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.

Mattson Technology, Inc. is the leading supplier of dry strip equipment and the second largest supplier of rapid thermal processing equipment in the global semiconductor industry. The company's strip and RTP equipment utilize innovative technology to deliver advanced processing performance and productivity gains to semiconductor manufacturers worldwide for the fabrication of current- and next-generation devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900. Fax: (510) 492-5911. Internet: www.mattson.com.

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